UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 15, 2019

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut 06851-1056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on March 6, 2019, the Board of Directors of Xerox Corporation, a New York corporation (“Xerox”), approved a reorganization (the “Reorganization”) of Xerox’s corporate structure into a holding company structure, pursuant to which Xerox will become a direct, wholly owned subsidiary of a new holding company.

In furtherance of the Reorganization, on March 15, 2019, Xerox entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Xerox Holdings Corporation (“Holdings”), a New York corporation and a direct, wholly owned subsidiary of Xerox, and Xerox Merger Sub, Inc. (“Merger Sub”), a New York corporation and a direct wholly owned subsidiary of Holdings. The Merger Agreement provides that, among other things and in accordance with the terms and subject to the conditions thereof, Merger Sub will merge with and into Xerox and the separate corporate existence of Merger Sub will cease (the “Merger”), with Xerox as the surviving corporation in the Merger and continuing its corporate existence as a direct, wholly owned subsidiary of Holdings.

The Merger Agreement provides that, at the effective time of the Merger (the “Effective Time”), each share of Xerox common stock issued and outstanding immediately prior to the Effective Time will convert into one share of Holdings common stock, and each share of Xerox Series B convertible perpetual preferred stock (“Xerox Series B Preferred Stock”) will be exchanged for one share of Holdings Series A convertible perpetual voting preferred stock (“Holdings Series A Preferred Stock”) with each share of Holdings Series A Preferred Stock having the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions as the existing shares of Xerox Series B Preferred Stock, with the addition of certain voting rights to ensure treatment of the Reorganization as a “reorganization” for U.S. federal income tax purposes, which voting rights will enable the Holdings Series A Preferred Stock to vote together with the Holdings common stock, as a single class, on all matters submitted to shareholders of Holdings, but the Holdings Series A Preferred Stock will only be entitled to one vote for every ten shares of Holdings common stock into which the Holdings Series A Preferred Stock is convertible.

The Merger Agreement further provides that, at the Effective Time, Xerox will transfer to Holdings, Holdings will assume sponsorship of, and Holdings will agree to perform all obligations under, the June 30, 2017 Amendment and Restatement of the Xerox Corporation 2004 Performance Incentive Plan (the “Performance Incentive Plan”) and the 2013 Amendment and Restatement of the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (the “Directors Plan,” and together with the Performance Incentive Plan, the “Xerox Stock Plans”) and each outstanding award granted under the Xerox Stock Plans. Accordingly, Holdings will assume each of the Xerox Stock Plans and all unexercised and unexpired options to purchase Xerox common stock (each, a “Stock Option”) and each right to acquire or vest in a share of Xerox common stock, including restricted stock unit awards, performance share awards and deferred stock units (each, a “Stock Right” and together with the Stock Options, the “Awards”) that are outstanding under the Xerox Stock Plans at the Effective Time. At the Effective Time, the reserve of Xerox common stock under each Xerox Stock Plan, whether allocated to outstanding equity awards under such Xerox Stock Plans or unallocated at that time, will automatically be converted on a one-share-for-one-share basis into shares of Holdings common stock, and the terms and conditions that are in effect immediately prior to the Effective Time under each outstanding Award assumed by Holdings will continue in full force and effect after the Effective Time, including, without limitation, the vesting schedule and applicable issuance dates, the per share exercise price, the expiration date and other applicable termination provisions, except that the shares of common stock issuable under each such Award will be shares of Holdings common stock.

The Board of Directors of Xerox has unanimously (1) determined that terms of the Merger Agreement and the Merger are fair to and in the best interests of Xerox and its shareholders, (2) determined that it is in the best interests of Xerox and its shareholders, and declared it advisable, to enter into the Merger Agreement, (3) approved the execution and delivery by Xerox of the Merger Agreement, the performance by Xerox of its covenants and agreements contained therein and the consummation of the Merger upon the terms and subject to the conditions contained therein and (4) resolved to recommend adoption of the Merger Agreement by the shareholders of Xerox, who will be asked to vote on the adoption of the Merger Agreement at the annual shareholders meeting scheduled to be held on May 21, 2019.

The closing of the Merger is subject to customary closing conditions, including (1) adoption of the Merger Agreement by two-thirds of the votes of all outstanding shares of Xerox common stock entitled to vote thereon, (2) the absence of any law, order or pending legal proceeding that would prevent completion of the Merger, (3) receipt of approval from the United Kingdom Financial Conduct Authority in accordance with Part XII of the United Kingdom Financial Services and Markets Act 2000, (4) effectiveness of the registration statement relating to the shares of Holdings common stock to be issued in the Reorganization and (5) receipt of approval for listing on NYSE of such shares of Holdings Common Stock, subject to official notice of issuance.

The Merger Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Xerox. In the event of termination, the Merger Agreement will become void and have no effect, and neither Xerox, Holdings, Merger Sub nor their respective shareholders, directors or officers shall have any liability with respect to such termination or abandonment.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and the terms of which are incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Xerox. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on any terms or descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

Item 3.03	Material Modification of the Rights of Security Holders

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

On March 15, 2019, Xerox and Darwin Deason entered into a letter agreement (the “Waiver Letter”), pursuant to which Mr. Deason, in his capacity as the holder of all of the issued and outstanding shares of Xerox Series B Preferred Stock, waived certain provisions of Xerox’s certificate of incorporation and consented to the Reorganization.

The foregoing description of the Waiver Letter and the waiver and consent contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Waiver Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and the terms of which are incorporated by reference herein.

Forward Looking Statements

This report, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: statements regarding the proposed Merger and Reorganization, the occurrence and timing of any closing of the proposed Merger and Reorganization, and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in the Xerox’s 2018 Annual Report on Form 10-K, as well as in Xerox’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with the SEC. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities and is not a solicitation of a proxy from any shareholder of Xerox. In connection with the proposed corporate reorganization, Holdings has filed with the SEC a preliminary registration statement on Form S-4 that includes a preliminary joint proxy statement/prospectus consisting of a proxy statement relating to the 2019 annual meeting of shareholders of Xerox and a prospectus relating to the common stock of Holdings. Xerox and Holdings also plan to file other relevant documents with the SEC regarding the proposed corporate reorganization. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Xerox and Holdings with the SEC at the SEC’s website at www.sec.gov. Copies of the definitive joint proxy statement/prospectus (if and when it becomes available) and the filings with the SEC that will be incorporated by reference in the definitive joint proxy statement/prospectus can also be obtained, free of charge, by visiting Xerox’s investor information site at www.xerox.com/investor.

The directors and executive officers of Xerox and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed corporate reorganization. Information regarding Xerox’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 25, 2019, and its proxy statement on Schedule 14A for its 2018 Annual Meeting of Shareholders filed with the SEC on June 18, 2018. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and their respective interests will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 15, 2019, by and among Xerox Corporation, Xerox Holdings Corporation and Xerox Merger Sub, Inc.

10.1	Waiver Letter, dated March 15, 2019, between Xerox Corporation and Darwin Deason

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

	By:	/s/ Douglas H. Marshall
Douglas H. Marshall
Date: March 18, 2019		Secretary